UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

HWGC Holdings Limited

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55685 (Commission File Number)	30-0803939 (I.R.S. Employer Identification No.)

Portman House, 2 Portman Street, London, W1H 6DU, UK (Address of principal executive offices)

Registrant’s telephone number, including area code: +603 2143 2889

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of Share Exchange with Fintech Scion Limited

On November 30, 2022, HWGC Holdings Limited, a Nevada corporation (the “Company”), consummated the share exchange transaction (the “Share Exchange”) contemplated by the Share Exchange Agreement, dated August 9, 2022 (the “Share Exchange Agreement”), by and among the Company, Fintech Scion Limited, a private limited company incorporated in the United Kingdom (“Fintech”), and the shareholders of Fintech listed on Schedule A-1 attached thereto (collectively, the “Fintech Shareholders”). Pursuant to the terms and provisions of the Share Exchange Agreement, effective as of the closing (the “Effective Time”), the Company acquired all of the issued and outstanding ordinary shares of Fintech (the “Fintech Shares”) from the Fintech Shareholders in exchange for an aggregate of 101,666,666 shares of common stock of the Company (the “Exchange Shares”), with each Fintech Shareholder receiving a pro rata portion of the Exchange Shares based upon the total number of Fintech Shares held by such Fintech Shareholder immediately prior to the Effective Time.

As a result of the Share Exchange, Fintech became a wholly owned subsidiary of the Company. Fintech, through its FintechCashier application, is a payment gateway and solution provider that supports a wide spectrum of services, ranging from credit card processing, exchange, eCommerce and wire solutions. See the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 11, 2022, with respect to the execution and delivery of the Share Exchange Agreement.

Prior to the Effective Time, the Company notified Fintech and the Fintech Shareholders that it was waiving its closing condition provided for in the Share Exchange Agreement that required a registration statement on Form S-4 for the registration of the shares of Company common stock that were issued pursuant to the terms of that certain Share Exchange Agreement, by and among the Company, HWGG Capital P.L.C., and the shareholders of HWGG Capital P.L.C., dated as of July 21, 2022, which transaction closed on November 15, 2022 (the “HWGG Capital Transaction”) having been declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated herein by reference.

On November 30, 2022, pursuant to the terms of the Share Exchange Agreement, all of the Fintech Shares were exchanged for an aggregate of 101,666,666 shares of common stock of the Company. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation S promulgated thereunder, as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved. At the time of their issuance, the 101,666,666 Exchange Shares were deemed to be restricted securities for the purpose of the Securities Act and will bear restrictive legends to that effect.

One of the current directors of the Company is also an employee of Fintech, and as such may be considered an interested director. There was no change in the officers and directors of the Company upon the closing of the Share Exchange. Immediately following the Effective Time, a change of control of the Company occurred. Prior to the Effective Time and taking into account the issuance of shares of Company common stock to HWGG Capital pursuant to the HWGG Capital Transaction, there were 97,075,977 shares of Company common stock issued and outstanding. As a result of the Share Exchange, there will be 198,742,643 shares of Company common stock issued and outstanding with the Fintech Shareholders owning approximately 51.2% of the Company on a fully diluted basis.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Share Exchange, a change in control of the Company has occurred with the Fintech Shareholders now owning approximately 51.2% of the issued and outstanding shares of common stock of the Company.

The information set forth in the Item 2.01 and Item 3.02 above is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K (this “Report”) no later than 71 calendar days after the required filing date for this Report.

(b)

Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Report no later than 71 days after the required filing date for this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2022	HWGC HOLDINGS LIMITED

By: /s/ Leong Yee Ming
Name: Leong Yee Ming
Title: Chief Executive Officer